CONTRACT

CLASSIFIED DOCUMENT

MT760 Backed Facility	Toronto
Finance CONTRACT Number:	June 25, 2020
TIM-250620-001-F/INV/GOV/KE

between

The GOVERNMENT of

The REPUBLIC of KENYA

And

TECHNO-INVESTMENT MODULE LTD.

KALLO INC.

This Contract is made this 25th Day of JUNE 2020 A.D., by and between:

The Republic of Kenya represented by the Minister of Finance, the National Treasury of the Republic of Kenya and hereinafter referred to as the “BORROWER”; of the First Party

AND

Techno-Investment Module Ltd, (TIM LTD.) a company duly incorporated in accordance with the laws of the Republic of Belarus with its company registration No.193337759 represented by Mr. Sergey Pokusaev, Chief Executive Officer, duly authorized by the Board of Directors of the company hereinafter referred to as the “Provider of the Finance line”, of the Second Party, and

KALLO INC., a company registered and governed by the law of the State of Nevada (USA), and represented by John CECIL, , in his capacity as President and Chief Executive Officer, whose core business is implementation of healthcare projects and programs. The principal establishment of Kallo Inc. is located at 255, Duncan Mill Road, Suite 504, North York, Ontario, Canada M3B 3H9, registered in Ontario under Ontario Business Number 1827824. Kallo Inc., and TIM LTD. have a global collaboration exclusively to provide a comprehensive Healthcare Solutions inclusive of financing.

Hereafter individually as a “PARTY” and together as the “PARTIES” WHEREAS:

1.	The Borrower has requested a funding facility €1,068,932,543 (One Billion Sixty Eight Million Nine Hundred and Thirty Two Thousand, Five Hundred and Forty Three Euros only).
2.	The Provider of the Finance line has considered that the granting of the funding facility falls within the scope of their lending criteria and the borrower’s capacity for borrowing under a structured financing model.

The “Provider of the Finance line” has agreed to fund Kallo’s Healthcare Projects implemented in the Republic of Kenya by the Ministry of Health and Population as follows:

1.1	Subject to the SCC, the Goods and Related Services to be supplied shall be as specified in the Technical Proposal Ref# AF/KN/MAY-2020/CRR-TP-000101 under the Bill of Goods.

1.2	Subject to the SCC, costs of Goods and Related Services to be supplied shall be as specified in the Financial Proposal Ref# AF/KN/MAY-2020/CRR-FP-000101 under the Bill of Goods.

3.	According to the Constitution of the Republic of Kenya the Cabinet Secretary / National Treasury and Planning has the authority to borrow money on behalf of the Government by concluding loan agreements for the borrowing and for TIM LTD. to execute this Contract on the terms and conditions set out in this Contract

4.	The Provider of the Finance line and the Borrower shall ensure that;
(i)	the proceeds of the transaction envisaged pursuant to this Contract are good, clear, clean authentic, legally earned and of non-criminal origin;
(ii)	the transaction and Contract are not entered into in order to facilitate and advance terrorist activities, drug trafficking and/or illegal arms dealings;
(iii)	all the Provider of the Finance and Borrower operations, subsidiaries and related parties are subject to and comply with applicable laws and regulations relating to the combat against Money Laundering (AML) and the Financing of Terrorism (CFT). Therefore, the Provider of the Finance and Borrower certify and confirm in writing they are in compliance with applicable laws and regulations relating to combatting AML and CFT.

5.	The Borrower and the Provider of the Finance warrants that they apply and comply with the Recommendations of the Organization for Economic Co-operation and Development (OECD) Financial Action Task Force (FATF).

6.	The Provider of the Finance considers that access to information plays an essential role in the reduction of environmental and social risks, including human rights violations, linked to the projects it arranges and or finances;

7.	The processing of personal data shall be carried out by the Provider of the Finance in accordance with applicable United States, United Kingdom, European Union legislation on the protection of individuals with regard to the processing of personal data and bodies and on the free movement of such data.

AND WHEREAS the Parties have agreed to enter into an agreement for the purpose of funding the Project;

NOW THEREFORE in consideration of the mutual promises, assertions and covenants herein and other good and valuable considerations, the receipt of which is acknowledged hereby, the Parties hereby agree to the following INTERPRETATION AND DEFINITIONS

INTERPRETATION

In this Contract:

(i)	References to Articles, Recitals and Schedules are, save if explicitly stipulated otherwise, references respectively to articles of, and recitals and schedules to this Contract.

(ii)	References to a provision of law are references to that provision as amended or re-enacted.

(iii)	References to any other agreement or instrument are references to that other agreement or instrument as amended, novated, supplemented, extended, or restated.

DEFINITIONS

In this Contract:

“Affiliates” means a Subsidiary or a Holding Company of the Borrower or the Provider of the Finance or any other Subsidiary of that Holding Company.

“Business Day” means a day (other than a Saturday or Sunday) on which the The Bank is open for general business in London, United Kingdom.

“CONTRACT” means this Finance Contract.

“Disbursement Date” means payment date and vice versa. This is the date on which actual disbursement or payment of the proceeds of the Loan, are made by the Provider of the Finance via MT103 trigger by the issuing and verification of active MT760 guarantee instrument/s from the Borrower.

“Disbursement Notice” means a notice from the Provider of the Finance in the form of a copy of the SWIFT 103 showing the date of disbursement or payment of the full proceeds of the Loan.

“Disruption Event” means either or both of:

(i)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with this Contract; or

(ii)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of either the Bank or the Borrower, preventing that Party:
a.	from performing its payment obligations under this CONTRACT; or
b.	from communicating with other Parties,

which disruption (in either such case as per (i) or (ii) above) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Effective date of Transaction” means the date on which the transaction documents (such as Bank Guarantee or Standby Letter of Credit issued by The Bank Nairobi, Kenya via their international correspondent bank, Bank London United Kingdom) are concluded and become Legally Binding

“Event of Default” means any of the circumstances, events or occurrences specified as;

(1)	the Borrower does not pay, on the due date, any amount payable pursuant to this CONTRACT, at the place and in the currency in which it is expressed to be payable, unless;
a.	its failure to pay is caused by an administrative or technical error or a Disruption Event; and
b.	payment is made within 3 (three) Business Days of its due date; or

(2)	if it becomes unlawful for the Borrower to perform any of its obligations under this Contract or this Contract is not effective in accordance with its terms or is alleged by the Borrower to be ineffective in accordance with its terms.

“Financing of Terrorism” means the provision or collection of funds, by any means, directly or indirectly, with the intention that they should be used, or in the knowledge that they are to be used, in full or in part, in order to carry out any of the offences, within the meaning of Articles 1 to 4 of the EU Council Framework Decision 2002/475/JHA of 13 June 2002, on combating terrorism.

“Final Maturity Date” means 1 (One) Year and 1 (One) day, from issuance and delivery of acceptable letter of guarantee, in URDG 758 demand guarantee format, latest addition, duly confirmed and accepted as payable at the counters at maturity of the confirming bank of the issuer acceptable to the Provider of the Finance. The Guarantee will be automatically renewable at maturity every year.

“Fixed Interest Rate” means an annual interest rate determined by the Provider of the

Finance

“Group” means the Borrower and its Affiliates or the Provider of the Finance and its Affiliates.

“GCC” means the General Conditions of Contract. As referred to in the Project Contract Ref# AF/KN/JUNE-2020/CRR-PC-000101 Page 3 (g)

“Holding Company” means an entity in respect of which the Borrower or the Provider of the Finance is a Subsidiary and its subsidiaries.

“Loan” means the aggregate amount of the proceeds of this Contract disbursed by the Provider of the Finance to the Borrower under this Contract via an MT103, which is activated by the Borrower MT760 or by the confirming bank - London, United Kingdom of the Borrower.

“Material Adverse Change” means, any event or change of condition, which, in the opinion of the Provider of the Finance has a material adverse effect on:

a.	the ability of the Borrower to perform its obligations under this Contract;
b.	the business, operations, property, condition (financial or otherwise) or prospects of the Borrower or the Group as a whole; or

c.	the validity or enforceability of, or the effectiveness or ranking of, or the value of any Security granted to the Provider of the Finance, or the rights or remedies of the Provider of the Finance under this Contract.

“Money Laundering” means:

a.	the conversion or transfer of property, knowing that such property is derived from criminal activity or from an act of participation in such activity, for the purpose of concealing or disguising the illicit origin of the property or of assisting any person who is involved in the commission of such activity to evade the legal consequences of his action;

b.	the concealment or disguise of the true nature, source, location, disposition, movement, rights with respect to, or ownership of property, knowing that such property is derived from criminal activity or from an act of participation in such activity;

c.	the acquisition, possession or use of property, knowing, at the time of receipt, that such property was derived from criminal activity or from an act of participation in such activity; or

d.	participation in, association to commit, attempts to commit and aiding, abetting, facilitating and counseling the commission of any of the actions mentioned in the foregoing points.

“Month(s)” means, a calendar month(s)

“Prepayment Amount” means the amount of a capital balance together with the accrued interest due to be prepaid by the Borrower.

“Prepayment Date” means the date, which shall be a payment due date, on which the Borrower proposes to effect prepayment of a Prepayment Amount.

“Prepayment Event” means any of the events described as the following:

a.	the Borrower has made a voluntary prepayment request, or an Event of default has occurred, or
b.	it becomes unlawful in any applicable jurisdiction for the Provider of the Finance or the Borrower to perform any of its obligations as contemplated in this CONTRACT or to fund or maintain the Loan;

“Prohibited Conduct” means any Financing of Terrorism, Money Laundering or Prohibited Practice.

"Prohibited Practice" means any:

a.	Coercive Practice, meaning the impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of a Party to influence improperly the actions of a Party;

b.	Collusive Practice, meaning an arrangement between two or more parties designed to achieve an improper purpose, including to influence improperly the actions of another party;

c.	Corrupt Practice, meaning the offering, giving, receiving or soliciting, directly or indirectly, of anything of value by a party to influence improperly the actions of another party;

d.	Fraudulent Practice, meaning any act or omission, including a misrepresentation, that knowingly or recklessly misleads, or attempts to mislead, a party in order to obtain a financial or other benefit or to avoid an obligation; or

e.	Obstructive Practice, meaning in relation to an investigation into a Coercive, Collusive, Corrupt or Fraudulent Practice in connection with this Loan or the Project, (a) deliberately destroying, falsifying, altering or concealing of evidence material to the investigation; and/or threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to the investigation or from pursuing the investigation, or (b) acts intending to materially impede the exercise of the Contractual rights of audit or access to information.

“Project” means Kallo’s Healthcare Projects implemented in the Republic of Kenya by the Ministry of Health Ref# AF/KN/MAY-2020/CRR-TP-000101/ approved by the Cabinet Secretary of Health.

“REPAYMENT DUE DATE” means the last day of a quarterly period from the day the Loan has been disbursed. A quarterly period equals to three (3) Months. If such last day falls on a non-business day, the REPAYMENT DUE DATE for that particular quarter will be moved to the immediately following business day after such day. Any payment received after Three (3) business days of the REPAYMENT DUE DATE will be considered an event of default.

“SCC” means the Special Conditions of Contract. As referred to in the Project Contract Ref# AF/KN/JUNE-2020/CRR-PC-000101 Page 4 (k)

Sanctioned Persons” means any individual or entity listed in one or more Sanction Lists

“Sanction Lists” means:

a.	Any economic, financial and trade restrictive measures and arms embargoes issued by the European Union pursuant to Chapter 2 of Title V of the Treaty on European Union as well as Article 215 of the Treaty on the Functioning of the European Union, as available in the official EU websites http://ec.europa.eu/external_relations/cfsp/sanctions/consol-list_en.htm and http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm and as amended and supplemented from time to time or on any successor page; or,
b.	any economic, financial and trade restrictive measures and arms embargoes issued by the United Nations Security Council pursuant to Article 41 of the UN

c.	Charter as available in the official UN website:

:http://www.un.org/sc/committees/list_compend.shtml as amended and supplemented from time to time or on any successor page.

“Security” means the bank guarantee / Standby letter of Credit delivery by Swift MT760, CASH BACKED GOVERNED BY URDG 758 AND ISP 98 LATEST REVISION, ICC PUBLICATION NO. 600 issued by the Borrower’s Bank Bank Nairobi, Kenya and confirmed by the Bank.

“Subsidiary” means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership, and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital or otherwise.

“Voluntary Prepayment Request” means a written request from the Borrower to the Provider of the Finance to prepay all or part of the Loan.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Year” means Twelve (12) Months.

ARTICLES

1.	The Parties hereby enter into an CONTRACT with the view to extend financing by the Provider of the Finance through a Bank Guarantee / Standby Letter of Credit, governed by URDG 758 and ISP 98, in accordance ICC 600 secured long term [maximum 20 years] funding facility in the amount of €1,068,932,543 (One Billion, Sixty Eight Million, Nine Hundred and Thirty Two Thousand, Five Hundred and Forty Three Euros only) to the Borrower to be used for building of the Projects as per the approved Term-Sheet.

2.	The loan amount will be made available by the Provider of the Finance as a series of payments being part of the total Loan Amount, subject to the provision of acceptable collateral instruments, and sent into the Borrower’s nominated account via MT103 from the Provider of the Finance’s bank activated by the issuance by the Borrower’s bank of MT760 confirmed Standby Letter of Credit.

3.	The Borrower will issue a Standby Letter of Credit ACCEPTABLE BY Provider of the Finance (THIS GUARANTEE IS SUBJECT TO THE UNIFORM RULES FOR DEMAND GUARANTEES (URDG) GOVERNED BY URDG 758 AND ISP 98 LATEST REVISION, ICC PUBLICATION NO. 600) for the aggregated amount of €1,425,243,390 (One Billion, Four Hundred and Twenty Five Million, Two Hundred and Forty Three

Thousand, and Three Hundred and Ninety Euros only) as security for repayment of the Loan based on the Loan to Value (LTV). The Borrower will ensure its issuing bank, the Bank Nairobi, Kenya have their Standby Letter of Credit is confirmed by the correspondent Bank, the Bank head office and approved by the National Treasury and Planning of the Republic of Kenya.

4.	The Provider of the Finance, within ten (10) banking days after receiving, verification and authentication of each Bank Guarantee / Standby Letter of Credit, governed by URDG 758 and ISP 98, in accordance ICC 600, sent by SWIFT MT760 from the Commercial Bank. The Provider of the Finance will then remit payment to Kallo in accordance to the Contract.

5.	The procedures for the issuance of the guarantee by the Borrower’s bank is as follows:
a.	The Parties sign 3 original copies of this CONTRACT governing issuance, delivery and funding of the bank credit instrument, including these procedures and the issuing bank’s and receiving bank’s coordinates with a true copy of it going to their respective banks;

b.	The Borrower, as the applicant, procures and shares with the Provider of the Finance, a true copy of a ready willing and able (RWA) letter to Applicant from its issuing Bank (the Bank, Nairobi, Kenya, signed by two bank officers, stating it is RWA to issue and transmit the cash-backed, irrevocable, transferable Standby Letter of Credit, THIS GUARANTEE IS SUBJECT TO THE UNIFORM RULES FOR DEMAND GUARANTEES (URDG) GOVERNED BY URDG 758 AND ISP 98 LATEST REVISION, ICC PUBLICATION NO. 600. An acceptable text of which RWA letter is attached hereto and marked as Schedule B; the Borrower share the same information with the Provider of the Finance;

c.	Issuing bank (the Bank, Nairobi, Kenya) sends Pre-advice of MT760 delivery of bank credit instrument Standby Letter of Credit, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE UNIFORM RULES FOR DEMAND GUARANTEES (URDG) GOVERNED BY URDG 758 AND ISP 98 via MT799 to Provider of the Finance’s advising bank, immediately delivering a copy of it to the Borrower for follow up; the Borrower delivers the same copy to the Provider of the Finance;

d.	The Provider of the Finance’s advising bank acknowledges the Borrower’s Pre-advice via MT799, therein confirming readiness to receive delivery of the instrument via MT760 and advising issuing bank of the Provider of the Finance’s capability to pay for the instrument according to the underlying CONTRACT terms, schedule and timing;

e.	The Issued Standby Letter of Credit, IS SUBJECT TO THE UNIFORM RULES FOR DEMAND GUARANTEES (URDG) GOVERNED BY URDG 758 AND ISP 98 (International Standby Practice) LATEST REVISION, ICC PUBLICATION NO. 600, acceptable verbiage of which is at Schedule C, via MT760;
6.	The currency of this Contract and its disbursements will be in € EURO.

7.	The disbursement of the Loan Amount will be paid by way of cash transfer via MT103 from the Provider of the Finance’s bank into Kallo account.

8.	The final Maturity date of the guarantee via MT760 will be One (1) Year from issuance and delivery of acceptable by Provider of the Finance’s Bank Guarantee. THIS GUARANTEE IS SUBJECT TO THE UNIFORM RULES FOR DEMAND GUARANTEES (URDG) GOVERNED BY URDG 758 AND ISP 98 LATEST REVISION, ICC PUBLICATION NO. 600, THIS GUARANTEE IS TRANSFERABLE, AND ASSIGNABLE duly confirmed and accepted as payable at the counters at maturity. The Guarantee will be automatically renewable at maturity every year until this Contract term (20 years) is completed.

9.	The interest rate for the Loan will be calculated at Libor plus two percent (Libor + 2%) per annum calculated on a basis of calendar year of Twelve (12) defined months apply on the Loan amount outstanding balance.

10.	A late payment penalty of 1.5 Percent (1.5%) per month will be charged on any payment not received on REPAYMENT DUE DATE.

11.	The Loan repayment by the Borrower will be as follows:

There will be no repayment for Three (3) years (grace period); Interest due will be capitalized during this period. Followed by Quarterly repayment of Loan Principal and Interest. The Capital repayment will be amortized in equal tranches until the end of the loan tenor. Any repayment due will be made on a REPAYMENT DUE DATE and no later than Three (3) business days after the REPAYMENT DUE DATE according to the repayment amortization schedule is attached here.

The borrower must make the repayment in EURO without any deductions into the Lender specified account.

The Government of Kenya will be responsible for the amount owed for the Project as per Project Contract Ref# AF/KN/JUNE-2020/CRR-PC-00010/.

12.	Voluntary prepayments are acceptable conditional of the Bank guarantee maturity annually. The Borrower may prepay all or part of any outstanding capital balance, together with accrued interest, upon giving a Prepayment Request with at least 1 (one) month's prior notice specifying;
a.	the Prepayment Amount and
b.	the Prepayment Date. For ease of calculation the total amount of the prepayment made will be first allocated to clear any outstanding interest due at the time of the request and the second allocated toward reducing the capital balance due at the time of requesting the prepayment.

13.	Compulsory PREPAYMENT EVENTS occur when an EVENTS OF DEFAULT has occurred, or it becomes unlawful in any applicable jurisdiction for the Provider of the Finance or the Borrower to perform any of its obligations as contemplated in this Contract or to fund or maintain the Loan. In these cases, the Provider of the Finance can immediately call up the guarantee/s.

14.	The Provider of the Finance may immediately call upon the guarantee/s in the occurrence of an Event of Default, a Disruption Event or a Material Adverse Change.

15.	The Provider of the Finance shall have the right to cede its rights and obligations in terms of the Loan to a Third party without the consent of the Borrower.

16.	No cancellation of this Contract will be allowed upon its signing by the Parties. If any Party to this Contract cancels or retracts from it after signing it off, the other Party will be entitled to compensation from the cancelling Party calculated as the reasonable loss incurred by Provider of the Finance and Kallo through the cancellation. Furthermore, the Borrower confirms that the transaction will not be terminated until the full amount of €1,068,932,543 (One Billion Sixty Eight Million Nine Hundred and Thirty Two Thousand, Five Hundred and Forty Three Euros only) - is disbursed to Kallo Inc. for the completion of the Healthcare and other projects.

17.	The Effective Date of this Contract will be the date of signing.

18.	The Parties irrevocably agree that they shall not disclose or otherwise reveal, directly or indirectly, to any unauthorized individual or entity, any confidential information provided by one Party to another, including but not limited to Contract terms, product information concerning the identity of sellers, producers, buyers, Provider of the Finances, Borrowers, brokers, distributors, refiners, manufactures, technology owners, or the representatives of any of the above, as well as names, addresses, principals or email addresses/telex/fax/telephone numbers, references to product or technology information and/or any other information deemed confidential or privileged within the broadest possible scope of the project or the transaction, without prior specific written consent of the Party or Parties, generating or with the proprietary rights to such information.

19.	The Parties agree not to circumvent or attempt to circumvent this agreement in an effort to gain fees, commissions, remunerations, considerations or other benefit for one or more of the Parties whether or not such fees, commissions, remunerations or considerations gained through circumvention would otherwise be deemed the rightful property of any one or several of the Parties.

20.	For purposes of the restrictions contained in the Non-Circumvention, the Borrower and the Provider of the Finance or their respective Groups and their respective structures and associated parties are, regarded as clients and funding partners of the Provider of the Finance’s Group with benefits equal to the ratio envisaged in this agreement to accrue to in respect of all and any transactions to be concluded with the Provider of the Finance and the Borrower /or their related parties for a period of 10 (ten) years from date of signature hereof.

21.	This agreement may only be varied in writing, signed by all Parties. In the event of dispute, the arbitration laws of France or Switzerland, without giving effect to its internal rules of conflict of laws will apply; and, the signing Parties hereby accept such selected jurisdiction as the exclusive venue. Signatures on this Contract received by the way of Facsimile, Mail and/or E-mail or any other conventionally accepted method of document transmission, shall be an executed Contract.

22.	This Contract shall and will be enforceable and admissible for all purposes as may be necessary under the terms of the Contract. All signatories hereto acknowledge that they have read the foregoing Contract and by their initials and signature that they have full and complete authority to execute the document for and in the name of the Party for which they have given their signature.

23.	The borrower undertakes they will be individually responsible for paying the cost of any risk insurance required by Kallo Inc. to implement Kallo’s Healthcare project.

24.	The Parties undertakes they will not enter into a Prohibited Conduct nor Prohibited Practice pursuant this Contract.

25.	The Parties undertakes they will be individually responsible for paying the Tax due pursuant this Contract in their respective jurisdictions.

26.	The Parties accept and agree without change all the terms and conditions set in this Contract.

27.	The Parties undertake that the conditions and terms set in this Contract will be met.

28.	FORCE-MAJEURE

A.	The Parties shall not be responsible for failure in fulfillment of the contractual obligations in a whole or partially if such failure is the result of Force-Majeure circumstances.

B.	Force-Majeure circumstances shall mean circumstances caused by the reasons of extraordinary character, which cannot be foreseen and prevented by the Parties (fire, flood, earthquake or other natural phenomena as well as war, blockade, strikes, governmental sanctions de jure or de facto, acts of state authorities), if such circumstances prevent fulfillment of the contractual obligations.

C.	The Party, for which it becomes impossible to meet its contractual obligations due to Force-Majeure circumstances, shall notify of that the other Party in writing latest 3 days as of the date of their beginning. Fax notification shall be acceptable with the original to follow. The date of post stamp of post department put in the country of dispatch shall be deemed as the date of notification. Notification can be sent by telex. In this case the date of the telex shall be deemed as the date of notification.

D.	Lack of notification from the Party to which it becomes impossible to fulfill its contractual obligations due to Force-Majeure circumstances following the procedure stated herein shall deprive this Party of the right to refer to Force- Majeure circumstances in order to be released from liability hereunder.

E.	Certificate issued by the corresponding Chamber of Commerce and Industry shall be sufficient proof of the Force-Majeure circumstances’ existence.

F.	When Force-Majeure circumstances occur the time stipulated for fulfillment by the Parties of their obligations hereunder shall be extended for the period during which the above circumstances or their consequences last.

G.	If the above circumstances are in force for more than 30 days any non-delivery or delivery may become null and void against statement of one of the Parties. If the above circumstances last for more than 60 days each Party shall have the right to cease further fulfillment of its obligations hereunder (except for the Provider of the Finance’ to pay his Expenses, delivered under the Contract.

RECITALS AND SCHEDULES

The Recitals and following Schedules form part of this Contract

****IT IS UNDERSTOOD THESE VERBIAGES ARE GUIDELINES FOR BANK VERBIAGES TO BE VERIFIED BY BOTH ISSUING AND RECEIVING BANKS ONCE THIS CONTRACT IS SIGNED AND LODGED WITH EACH PRINCIPALS BANK*****

Schedule A:	Issuing Bank RWA letter in MT799 verbiage model Issuing Bank Swift Message for pre-advice (MT799) and operative
BG (MT760) verbiage model
Schedule B:	Issuing Bank Swift Message for pre-advice (MT799) and operative
BG (MT760) verbiage model
Schedule C:	Banking information of the Provider of the Finance
Schedule D:	Banking information of Borrower
Schedule E:	Binding Term sheet
Schedule F:	Copy of the passports of Borrower, Provider of the Finance and
Schedule G:	Payment Schedule

IN WITNESS WHEREOF the Parties hereto have caused this Contract/Contract to be executed in three originals in the English language and have respectively caused their representatives to initial each page of this Contract.

ACCEPTED AND AGREED WITHOUT CHANGE BY THE PARTIES

For the Borrower

Country and Ministry	The National Treasury and Planning, The Republic of Kenya
Address	Treasury Building, Harambee Avenue, P.O.Box. 30007-00100 Nairobi, Kenya
Authorized Signatory - Name	Hon.(AMB.) UKUR YATANI, EGH
Authorized Signatory - Title	Cabinet Secretary / National Treasury and Planning
Passport Number
Country of issuance
Date of Signature

Government Seal and Signature

For the Provider of the Finance

Company Name	Techno-Investment Module Ltd.
Company Address	Melezha Street 1 Unit 408, 220113 Minsk, Republic of Belarus
Company Registration Number
Authorized Signatory Name and Designation
Passport Number
Country issuance
Date of Signature

Company Seal and Signature

SCHEDULE A

----------------------------- Instance Type and Transmission ------------------------------

Notification (Delivery) of Original sent to SWIFT (ACK)

User Delivery Status : Delivered to Receiver

Priority/Delivery : Normal/Delivery Notification

Message Input Reference : XXXXXXXXXXXXXXXXX0099000396

----------------------------------- Message Header ----------------------------------------

SWIFT INPUT : MT 799 Free Format Message

SENDER :

BANK ADDRESS :

BANK TELEPHONE : +

BANK OFFICER :

BANK OFFICER EMAIL :

SWIFT CODE :

RECEIVER :

BANK ADDRESS :

BANK TELEPHONE :

BANK OFFICER :

BANK OFFICER EMAIL :

SWIFT CODE :

------------------------------------ Message Text------------------------------------------

F20: Transaction Reference Number

XXXXXXXXXXXXXXXXXX

F21: RELATED REFERENCES

FROM : …………………………………………………

ACCOUNT NO. :

BANK NAME :

BANK ADDRESS :

COUNTRY :

TO :

ACCOUNT NO. : XXXXXXXXXXX

BANK NAME : ……………………………………………………………………..

BANK ADDRESS :,

COUNTRY :

REF: TRANSACTION CODE: XXXXXXXXXXXXXXXXXXX

SUBJECT: SWIFT MT799 PREADVISE OF DELIVERY OF STANDBY LETTER OF CREDIT NO. _________

WE, THE BANK PLC HEREBY CONFIRM WITH FULL BANKING RESPONSIBILITY THAT ON BEHALF OF OUR CLIENT, …………………………………………………………………., WE ARE READY TO IRREVOCABLY ISSUE, TRANSMIT AND DELIVER TO YOUR BANK THE CASH-BACKED, IRREVOCABLE AND UNCONDITIONAL, NEGOTIABLE,TRANSFERABLE, ASSIGNABLE, DIVISIBLE STANDBY LETTER OF GUARANTEE, (OR TRANSFERRABLE BANK GUARANTEE) IN URDG 758 FORMAT VIA A SWIFT MT760 MESSAGE NUMBER: XXXXXXXXXX IN THE FACE AMOUNT OF €1,425,243,390 (ONE BILLION, FOUR HUNDRED AND TWENTY FIVE MILLION, TWO HUNDRED AND FORTY THREE THOUSAND, AND THREE HUNDRED AND NINETY EUROS ONLY) IN FAVOR OF TIM LTD, ACCOUNT NUMBER: _________________ FOR A PERIOD OF ONE (1) YEAR AND ONE (1) DAY.

WE HEREBY CONFIRM AND UNDERTAKE TO PAY AGAINST THIS BANK STANDBY LETTER OF CREDIT UPON PRESENTATION TO US THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AT OUR COUNTERS ON MATURITY, BUT NOT LATER THAN FIFTEEN (15) DAYS AFTER THE MATURITY DATE.

.

THERE WILL BE NO LIENS AND ENCUMBRANCES ON THIS INSTRUMENT, WHICH SHALL BE DELIVERED AND AVAILED VIA MT760 AND EXACT STANDBY LETTER OF GUARANTEE AS PER FOLLOWING TEXT BELOW INSTRUCTION.

--------------- INSERT VERBIAGE OF MT760 ---------------

THIS SWIFT MESSAGE IS VERIFIABLE ON NORMAL BANK-TO-BANK BASIS WITH FULL BANKING RESPONSIBILITY.

.

THIS SWIFT IS OUR VALID AND OPERATIVE INSTRUMENT. NO MAIL CONFIRMATION WILL FOLLOW. ALL CHARGES ARE FOR THE ACCOUNT OF APPLICANT.

.

END OF MESSAGE

..

FOR AND BEHALF OF

_________________ BANK

SCHEDULE B:

MT760 - ISSUE OF A BANK GUARANTEE (BG) (MT760) IN URDG VERBIAGE MODEL.

DATE OF ISSUE: XXXXX.

TYPE OF GUARANTEE: STANDBY LETTER OF CREDIT, GOVERNED BY URDG758 AND ISP 98, IN ACCORDANCE WITH ICC 600

APPLICANT: XXXXX.

BENEFICIARY: XXXXX.

BANK OF BENEFICIARY: XXXXX. GUARANTEE NUMBER: XXXXX. CURRENCY CODE: EURO GUARANTEE AMOUNT: XXXXX.

DATE AND PLACE OF EXPIRY: XXXXX / XXXXXXXXXXX. PLACE FOR PRESENTATION: AT OUR COUNTERS

FORM OF PRESENTATION: PAPER/BY COURIER SERVICE. LANGUAGE OF ANY REQUIRED DOCUMENTS: ENGLISH.

PARTY LIABLE FOR THE PAYMENT OF ANY CHARGES: BORROWER UNDERLYING RELATIONSHIP: XXXXX.

WE HEREBY IRREVOCABLY AND UNCONDITIONALLY WITHOUT PROTEST OR NOTIFICATION, WITH OUR FULL RESPONSIBILITY, UNDERTAKE TO PAY AGAINST THIS GUARANTEE NUMBER SBLC/XXXXX TO THE ORDER OF TECHO-INVESTMENT MODULE LTD., AT EXPIRY DATE OF THE DD OF MM, YYYY, THE SUM OF €1,425,243,390 (ONE BILLION, FOUR HUNDRED AND TWENTY FIVE MILLION, TWO HUNDRED AND FORTY THREE THOUSAND, AND THREE HUNDRED AND NINETY EUROS ONLY). THIS GUARANTEE THE CASH-BACKED, IRREVOCABLE AND UNCONDITIONAL, NEGOTIABLE, TRANSFERABLE, ASSIGNABLE, DIVISIBLE STANDBY LETTER OF GUARANTEE, (OR TRANSFERRABLE BANK GUARANTEE) AND IN LAWFUL CURRENCY OF THE EUROPEAN UNION UPON SURRENDER AND PRESENTATION OF THE ORIGINAL HARD COPY OF THIS GUARANTEE AS PER OUR FILE ACCOMPANIED BY THE BANK OF BENEFICIARY’S WRITTEN AND SIGNED STATEMENT THAT THE AMOUNT DEMANDED IS IN ACCORDANCE TO THE TERMS AND CONDITIONS OF THE FINANCE CONTRACT.

SUCH PAYMENT SHALL BE MADE WITHOUT SET OFF AND SHALL BE FREE AND CLEAR OF ANY DEDUCTIONS OR CHARGES, FEES, OR WITHHOLDINGS OF ANY NATURE PRESENTLY OR IN THE FUTURE IMPOSED, LEVIED, COLLECTED, WITHHELD OR ASSESSED THEREIN OR THEREOF.

PAYMENT IS AVAILABLE UPON THE BENEFICIARY'S FIRST WRITTEN DEMAND IN THE FORM OF PRESENTATION INDICATED ABOVE ONLY TO BE SENT TO US NOT EARLIER THAN 15 (FIFTEEN) DAYS AND SHALL BE INTERPRETED IN ACCORDANCE WITH THE LAWS OF ENGLAND AND WALES. ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTEE SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF THE COMMERCIAL COURT OF ENGLAND. THIS GUARANTEE IS SUBJECT TO THE UNIFORM RULES FOR DEMAND GUARANTEES (URDG) GOVERNED BY URDG 758 AND ISP 98 LATEST REVISION, ICC PUBLICATION NO. 600. THIS GUARANTEE IS AN OPERATIVE INSTRUMENT NO FURTHER CONFIRMATION SHALL FOLLOW WITHIN SEVEN (7) BANKING DAYS OF THIS ELECTRONIC DELIVERY OF THE INSTRUMENT TO YOU, THE ORIGINAL HARD COPY SHALL BE DELIVERED BY US TO YOU BY BONDED BANK COURIER.

SCHEDULE C:

BANKING INFORMATION OF THE PROVIDER OF THE FINANCE

Bank Name
Bank Address
Bank SWIFT CODE
Account Name
Account Signatory (Name and Title)

SCHEDULE D:

BANKING INFORMATION OF THE BORROWER

Bank Name
Bank Address
BIC/SWIFT CODE
Branch Code
Account Name
Account Number
Account Currency	EURO
Account Signatory (Name & Title)
Bank Telephone number

Correspondent Bank Name
Correspondent Bank Address
Bank BIC/SWIFT CODE

SCHEDULE E:

BINDING TERM-SHEET,

1	PARTIES
Provider of the Finance		TECHNO-INVESTMENT MODULE LTD
Borrower		Government of the Republic of Kenya,
Guarantor		Government of Kenya and The National Treasury and Planning,
2	FACILITY
Facility Description and amount

Financing group will make available

€1,068,932,543 (One Billion, Sixty Eight Million Nine Hundred and Thirty Two Thousand, Five Hundred and Forty Three Euros only) to The Borrower subject to terms and conditions set forth in the Contract. Only for Kallo’s Healthcare project implemented by Kallo Inc.

Funding Currency		CURRENCY OF THE EUROPEAN UNION-EURO
Disbursement

€1,068,932,543 (One Billion, Sixty Eight Million, Nine Hundred and Thirty Two Thousand, Five Hundred and Forty Three Euros only) dispersed directly to Kallo Inc. for the implementation of healthcare projects in Kenya as per Kallo’s proposal and Project Contract

Effective Date of Transaction

The date on which the transaction documents (such as Bank Guarantee or Standby Letter of Credit issued by the local commercial bank via their international correspondent bank) are concluded and become Legally Binding

Instrument		Bank Guarantee / Standby Letter of Credit, governed by URDG 758 and ISP 98, in accordance ICC 600 and confirmed by International Correspondent Bank accepted by the Provider of Finance.
Instrument value to cover LTV (Loan to Value)		The value of the instrument (SBLC) Standby Letter of Credit issued should be €1,425,243,390 (One Billion, Four Hundred and Twenty Five Million, Two Hundred and Forty Three Thousand, and Three Hundred and Ninety Euros only)
Term		Maximum of twenty (20) years including three (3) years moratorium
Final Maturity Date		One (1) Year and One (1) day, from issuance and delivery of acceptable Standby letter of Credit, in URDG 758, The Standby Letter of Credit will be automatically renewed at maturity every year until the end of the Term of Loan (20 years)

Payment process

The Financier within Ten (10) banking days after receipt, verification and authentication of Bank Guarantee / Standby Letter of Credit governed by URDG 758 and ISP 98, in accordance with ICC 600, sent by SWIFT MT760 from the Bank, Nairobi Branch Kenya and confirmed by correspondent bank the Bank (Head Office), the Finance Provider will remit according to the final agreed schedule, the amount €1,068,932,543 (One Billion, Sixty Eight Million, Nine Hundred and Thirty Two Thousand, Five Hundred and Forty Three Euros only) dispersed directly to Kallo Inc. for the implementation of healthcare projects in Kenya as per Kallo’s proposal and Project Contract

Purpose		Government Healthcare Projects by Kallo Inc. as per the attached Project Contract.
Interest Rate		Libor plus two percent (Libor + 2%) per annum interest rate
Penalty Interest on Late Payment		1.5% Rate Per Month
3	LOAN REPAYMENT
Repayment

A grace period of 3 years with no repayment. Interest due will be capitalized during this period followed by Quarterly repayment of capital and interest.

The Capital repayment will be amortized in equal tranches until the end of the loan tenor. Any repayment due will be made on a REPAYMENT DUE DATE and no later than Three (3) business days after the REPAYMENT DUE DATE according to the repayment amortization schedule attached here. The Borrower must make the repayment in Euros without any deductions into the specified account

Voluntary Prepayment

Prepayments are acceptable. Conditional of Guarantee maturity annually. The Borrower may repay all or part of any outstanding capital balance, together with accrued interest, upon giving a prepayment request with at least One (1) month’s prior notice specifying:

(i)            The Prepayment Amount

(ii)           The Prepayment Date

Voluntary Prepayment

A “Prepayment Request” means a written request from the Borrower to the Provider of the Finance to prepay all or part of the Loan. A “Prepayment Amount” means the amount of a Capital Balance together with the accrued Interest due to be prepaid by the Borrower. A “Prepayment Date” means the date, which shall be a payment due date, on which the Borrower proposes to effect prepayment of a Prepayment Amount. For ease of calculation the total amount of the prepayment made will be first allocated to clear any outstanding Interest due at the time of the request and the second allocated toward reducing the capital balance due at the time of requesting the Prepayment.

4 REPRESENTATIONS, UNDERTAKING, COVENANTS AND DEFAULTS
Representations and Warranties	Both parties undertake that both will meet conditions set.
Events of Default

The Provider of the Finance shall have the right to call up immediately the guarantee in an event of default defined as follow: 1) The Borrower does not pay on the due date any amount payable pursuant to this Contract at the place and in the currency in which it is expressed to be payable, unless:

(i) its failure to pay is caused by an administrative or technical error or a Disruption Event; and (ii) payment is made within Three (3) Business Days of its due date; or

2) if it is or it becomes unlawful for the Borrower to perform any of its obligations under This Contract or this Contract is not effective in accordance with its terms or is alleged by the Borrower to be ineffective in accordance with its terms.

Disruption Events

“Disruption Event” means either or both of: 1) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with this Contract; or 2) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of either the Borrower’s Bank or the Borrower’s preventing the

Party: i) from performing its payment obligation

5 NCNDA (Non-Circumvention & Non-Disclosure CONTRACT)
Non-Disclosure

The parties irrevocably agree that they shall not disclose or otherwise reveal directly or indirectly to any to any unauthorized individual or entity any confidential information provided by one Party to another, including but not limited to the CONTRACT terms, product information concerning the identity of the sellers, producers, buyers, Provider of the Finances, Borrowers, brokers, distributors, refiners, manufacturers, technology owners, or the representatives of any of the above, as well as names, addresses, principals or telex / fax / telephone numbers, references to product or technology information and/or any other information deemed to be confidential or privileged within the broadest possible scope of the project or the transaction without prior specific written consent of the Party or parties generating or with the proprietary rights to such information.

Non-Circumvention

The parties agree not to circumvent or attempt to circumvent this agreement in an effort to gain fees, commissions, remunerations or considerations gained through circumvention would otherwise be deemed the rightful property of any one or several of the parties.

SCHEDULE F: Copies of Borrower and Provider of the Finance representative’s passports

Republic of Kenya, represented by Hon. (AMB.) Ukur Yatani Egh - Cabinet Secretary, The National Treasury & planning.

Techno-Investment Module Ltd. represented by Mr. Sergey Pokusaev - CEO

Kallo Inc. represented by Mr. John Cecil – President & CEO

SCHEDULE: G

PAYMENT SCHEDULE

The following shall be the schedule of payment for the project as per the Technical Proposal Ref # AF/KN/MAY-2020/CRR-TP-000101and Financial Proposal Ref # AF/KN/MAY-2020/CRR-FP-000101

As per Schedule E, Binding Term Sheet of this Loan Contract No. TIM-220620-001-F/INV/GOV/KE. Section 2 – Payment Process: The Finance provider (TIM) shall disperse the Total amount of €1,068,932,543 as per the following schedule:

No.	TimeLine	Amount	Payment for Projects from Kallo
1	10 Banking days after completion of finance process as indicated in the Term sheet, 25% of the total amount shall be paid to Kallo	€267,233,138	KALLO - €40,261,253 MAGNITUDO - €126,971,885 FOOD PLAN - €100,000,001
2	5 Banking days from the first payment the second payment shall be paid to Kallo	€267,233,135	KALLO - €40,261,252 MAGNITUDO - €126,971,883 FOOD PLAN - €100,000,000
3	5 Banking days from the second payment the third payment shall be paid to Kallo	€267,233,135	KALLO - €40,261,252 MAGNITUDO - €126,971,883 FOOD PLAN - €100,000,000
4	5 Banking days from the third payment the fourth payment shall be paid to Kallo	€267,233,135	KALLO - €40,261,252 MAGNITUDO - €126,971,883 FOOD PLAN - €100,000,000

ALL PARTIES TO THIS CONTRACT AGREE TO EXECUTE THE CONTRACT IN THEIR RESPECTIVE COUNTRIES WITH SIGNATURES NOTARIZED BY LEGAL COUNSEL.

THUS, DULY SIGNED BY RESPECTIVE PARTIES AS FOLLOWS:

FOR: Techno-Investment Module Ltd.

__________________________	_______________________
Mr. Sergey Pokusaev
Director & CEO	WITNESS
Place: Toronto, Ontario, CANADA	Date: 26 June 2020

FOR: The Republic of Kenya

__________________________	______________________
Hon. Amb. Ukur Yatani Egh
Cabinet Secretary,
The National Treasury & Planning	WITNESS

Place: Nairobi, Kenya	Date: 29 June 2020

FOR: Kallo Inc.

__________________________	______________________
Mr. John Cecil	WITNESS 1
President & CEO

Place: Toronto, Ontario, CANADA	Date: 26 June 2020